
                                                                                                                      EXHIBIT 12.7
                                                                                                                            Page 1


                                            METROPOLITAN EDISON COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999         2000      Nov. 6, 2001  Dec. 31, 2001     2002          2003
                                                     ---------     --------    ------------  -------------   ---------     ---------
                                                                                  (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..............   $ 95,123      $ 81,895      $ 62,381    |   $14,617     $ 63,224       $ 60,953
   Interest and other charges, before                                                        |
     reduction for amounts capitalized............     61,842        55,181        48,568    |     8,461       50,969         46,281
   Provision for income taxes.....................     61,396        44,088        39,449    |    10,905       44,372         44,006
   Interest element of rentals charged                                                       |
     to income (a)................................      4,381         1,543           284    |      (693)         515            437
                                                     --------      --------      --------    |   -------     --------       --------
     Earnings as defined..........................   $222,742      $182,707      $150,682    |   $33,290     $159,080       $151,677
                                                     ========      ========      ========    |   =======     ========       ========
                                                                                             |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                  |
   Interest on long-term debt.....................   $ 45,996      $ 37,886      $ 33,101    |   $ 5,615     $ 40,774       $ 36,661
   Other interest expense.........................      2,527        10,639         9,219    |     1,744        2,636          5,841
   Subsidiary's preferred stock dividend                                                     |
     requirements.................................     13,319         6,656         6,248    |     1,102        7,559          3,779
   Interest element of rentals charged                                                       |
     to income (a)................................      4,381         1,543           284    |      (693)         515            437
                                                     --------      --------      --------    |   -------     --------       --------
   Fixed charges as defined.......................   $ 66,223      $ 56,724      $ 48,852    |   $ 7,768     $ 51,484       $ 46,718
                                                     ========     =========      ========    |   =======     ========       ========
                                                                                             |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                      |
   CHARGES........................................       3.36          3.22          3.08    |      4.29         3.09           3.25
                                                         ====          ====          ====    |      ====         ====           ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        101



                                                                                                                      EXHIBIT 12.7
                                                                                                                            Page 2



                                            METROPOLITAN EDISON COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                            PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999         2000      Nov. 6, 2001  Dec. 31, 2001      2002          2003
                                                     ----------     --------    ------------  -------------   ---------     --------
                                                                                  (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items................   $ 95,123      $ 81,895      $ 62,381  |    $14,617      $ 63,224     $ 60,953
   Interest and other charges, before                                                         |
     reduction for amounts capitalized..............     61,842        55,181        48,568   |     8,461        50,969       46,281
   Provision for income taxes.......................     61,396        44,088        39,449   |    10,905        44,372       44,006
   Interest element of rentals charged                                                        |
     to income (a)..................................      4,381         1,543           284   |      (693)          515          437
                                                       --------      --------      --------   |   -------      --------     --------
     Earnings as defined............................   $222,742      $182,707      $150,682   |   $33,290      $159,080     $151,677
                                                       ========      ========      ========   |   =======      ========     ========
                                                                                              |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                               |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                      |
   (PRE-INCOME TAX BASIS):                                                                    |
   Interest on long-term debt.......................   $ 45,996      $ 37,886      $ 33,101   |   $ 5,615      $ 40,774     $ 36,661
   Other interest expense...........................      2,527        10,639         9,219   |     1,744         2,636        5,841
   Preferred stock dividend requirements............     13,319         6,656         6,248   |     1,102         7,559        3,779
   Adjustments to preferred stock dividends                                                   |
      to state on a pre-income tax basis............         43            --            --   |        --            --           --
   Interest element of rentals charged                                                        |
     to income (a)..................................      4,381         1,543           284   |      (693)          515          437
                                                       --------      --------      --------   |   ----------   --------     --------
     Fixed charges as defined plus preferred stock                                            |
       dividend requirements (pre-income                                                      |
       tax basis)...................................   $ 66,266      $ 56,724      $ 48,852   |   $ 7,768      $ 51,484     $ 46,718
                                                       ========      ========      ========   |   =======      ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                               |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                 |
   (PRE-INCOME TAX BASIS)...........................       3.36          3.22          3.08   |      4.29          3.09         3.25
                                                           ====          ====          ====   |      ====          ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        102
